SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

PGT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration State No.:

(3) Filing Party:

(4) Date Filed:

March 19, 2010

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2010 annual meeting of stockholders, to be held on April 6th at 12:00 p.m., local time, at the Roosevelt Hotel in New York City.

This booklet includes the notice of meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning PGT, Inc. of which you should be aware when you vote your shares.

You can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing and mailing your proxy or you may vote in person by attending the annual meeting. If you hold shares through a broker or other nominee in “street name,” you may also be able to vote using the internet or telephone by following the voting instruction they provide in your materials.

On behalf of the Board of Directors of PGT, Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of PGT, and I hope you will be able to join us on April 6th for our 2010 annual meeting of stockholders.

Sincerely,

Paul S. Levy
Chairman of the Board of Directors

PGT, INC.
1070 TECHNOLOGY DRIVE
NORTH VENICE, FLORIDA  34275

NOTICE OF MEETING OF STOCKHOLDERS

Our 2010 annual meeting of stockholders (the “Meeting”) will be held at the Roosevelt Hotel, Madison Avenue at 45th Street, New York, New York 10017 on April 6th beginning at 12:00 p.m., local time. The Meeting is being held to:

1.	Elect four directors, nominated by our Board of Directors, to serve until our 2013 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.
Approve the PGT, Inc. Amended and Restated 2006 Equity Incentive Plan which, among other things, (i) increases the number of shares of common stock available for grant under the Company’s 2006 Equity Incentive Plan; (ii) effects certain changes to the Company’s 2006 Equity Incentive Plan to comply with Section 162(m) of the Internal Revenue Code; and (iii) allows the Company to offer to its employees the opportunity to tender certain outstanding equity awards for cancellation in exchange for the issuance of replacement stock options;

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

4.	Act on any other matter that may properly come before the Meeting.

Stockholders of record at the close of business on March 19, 2010, are entitled to receive notice of and to vote at the Meeting and any adjournments. A complete list of stockholders entitled to vote at the Meeting will be open for examination by our stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and executive offices at 1070 Technology Drive, North Venice, Florida 34275, and at the Meeting.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting.

Registration will begin at 11:00 a.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

PGT is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.”  Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written request. Please send all requests to our Secretary at 1070 Technology Drive, North Venice, Florida 34275.

If you are a stockholder of record and wish to receive a separate copy of the annual report and proxy statement in the future, please contact American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or call toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by calling (800) 542-1061.  Additional information regarding householding of disclosure documents should have been forwarded to you by your broker.  If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to household until we notify you otherwise.

By Order of the Board of Directors,

Mario Ferrucci III
Vice President and General Counsel
March 19, 2010

This proxy statement and the accompanying form of proxy are being sent to our stockholders on or about March 19, 2010, in connection with our solicitation of proxies for use at the 2010 Meeting or at any adjournment(s) or postponement(s) of the Meeting.

Annual Base Salary	26
Annual Cash Incentive Plan	26
Long-Term Equity-Based Incentives	27
Executive Benefits and Perquisites	27
Other Compensation	28
Employment Agreements	31
2009 Annual Incentive Plan	32
Long-Term Incentive Plan	32
Change in Control Arrangements	34
DIRECTOR COMPENSATION	34
EQUITY COMPENSATION PLAN INFORMATION	36
IMPACT OF TAX TREATMENTS ON COMPENSATION	37
COMPENSATION COMMITTEE REPORT*	37
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	37
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
AUDIT COMMITTEE REPORT*	39
Principal Accountant Fees and Services	40
Fees Paid to Ernst & Young LLP	40
OTHER BUSINESS	41
GENERAL INFORMATION	41

APPENDIX A:  PGT, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

PGT, INC.
PROXY STATEMENT
FOR
MEETING OF STOCKHOLDERS
TUESDAY, APRIL 6, 2010

INTRODUCTION

The annual meeting of stockholders (the “Meeting”) of PGT, Inc., a Delaware corporation (“PGT,” “we,” “us,” “our,” or the “Company”) will be held on Tuesday, April 6, 2010, beginning at 12:00 p.m., local time, at the Roosevelt Hotel, Madison Avenue at 45th Street, New York, New York 10017. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the nominees of the Board of Directors in the election of the four directors whose terms of office will extend until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified; “FOR” Proposal Two, the approval of the PGT, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Amended and Restated 2006 Plan”) which, among other things, (i) increases the number of shares of common stock available for grant under the Company’s 2006 Equity Incentive Plan; (ii) effects certain changes to the Company’s 2006 Equity Incentive Plan to comply with Section 162(m) of the Internal Revenue Code; and (iii) allows the Company to offer to its employees the opportunity to tender certain outstanding equity awards for cancellation in exchange for the issuance of replacement stock options; and “FOR” Proposal Three, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. Any proxy may be revoked at any time before its exercise by notifying the Secretary of PGT in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on April 6, 2010:

The proxy statement for the Meeting, the Annual Report to Stockholders and our
Annual Report on Form 10-K for the 2009 Fiscal Year Ended January 2, 2010
are available at www.pgtproxy.com.

THE MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon the following proposals to:

•	Elect four directors, nominated by the Board of Directors, to serve until our 2012 meeting of stockholders and until their respective successors are duly elected and qualified;

•
Approve the PGT, Inc. Amended and Restated 2006 Equity Incentive Plan which, among other things, (i) increases the number of shares of common stock available for grant under the Company’s 2006 Equity Incentive Plan; (ii) effects certain changes to the Company’s 2006 Equity Incentive Plan to comply with Section 162(m) of the Internal Revenue Code; and (iii) allows the Company to offer to its employees the opportunity to tender certain outstanding equity awards for cancellation in exchange for the issuance of replacement stock options;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and to

•	Act on any other matter that may properly come before the Meeting.

These proxy solicitation materials are being sent to our stockholders on or about March 19, 2010.

What do I need to attend the Meeting?

Attendance at the Meeting is limited to stockholders. Registration will begin at 11:00 a.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided at the Meeting.

Who is entitled to vote at the Meeting?

The Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of PGT common stock as of the close of business on March 19, 2010, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 54,005,439 shares of PGT common stock issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our common stock is our only class of outstanding voting securities. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.  There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the Meeting?

Shares of PGT common stock held directly in your name as the stockholder of record may be voted in person at the Meeting.

SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET OR TELEPHONE – If you hold shares through a broker or other nominee in “street name,” you may be able to vote by the internet or telephone as permitted by your broker or nominee.  The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions you receive.

BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Proxy Department.

If you cast your vote in any of the ways set forth above, your shares of PGT common stock will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card or complete the internet or telephone voting procedures, but you do not specify how you want to vote your shares, we will vote them “FOR” Proposal One, Proposal Two, and Proposal Three. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares of PGT common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

If you own shares in “street name” through a broker and you do not provide instructions to your broker on how to vote your shares, under the rules of the New York Stock Exchange, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, on non-routine matters such as the election of directors and the approval of the Amended and Restated 2006 Plan, your broker must receive voting instructions from you, since it does not have discretionary voting power for these proposals. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter. Therefore, it is important that you provide voting instructions to your bank, broker, or other nominee.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•	filing with our Secretary at 1070 Technology Drive, North Venice, Florida 34275 a signed, original written notice of revocation dated later than the proxy you submitted,
•	submitting a duly executed proxy bearing a later date,
•	voting by telephone or internet on a later date, or
•	attending the Meeting and voting in person.

In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier.  If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

If your shares of PGT common stock are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

All shares of PGT common stock that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

A complete list of stockholders entitled to vote at the Meeting will be available for examination by PGT stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of PGT common stock outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 54,005,439 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

 What is the recommendation of the Board of Directors?

Our Board of Directors recommends a vote “FOR” the election of our four nominees to the Board of Directors; “FOR” approval of the PGT, Inc. Amended and Restated 2006 Equity Incentive Plan which, among other things, (i) increases the number of shares of common stock available for grant under the Company’s 2006 Equity Incentive Plan; (ii) effects certain changes to the Company’s 2006 Equity Incentive Plan to comply with Section 162(m) of the Internal Revenue Code; and (iii) allows the Company to offer to its employees the opportunity to tender certain outstanding equity awards for cancellation in exchange for the issuance of replacement stock options; and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

What vote is required to approve each item?

Directors named in Proposal One are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board of Directors’ nominees named in Proposal One. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two is required to approve the PGT, Inc. Amended and Restated 2006 Equity Incentive Plan which, among other things, (i) increases the number of shares of common stock available for grant under the Company’s 2006 Equity Incentive Plan; (ii) effects certain changes to the Company’s 2006 Equity Incentive Plan to comply with Section 162(m) of the Internal Revenue Code; and (iii) allows the Company to offer to its employees the opportunity to tender certain outstanding equity awards for cancellation in exchange for the issuance of replacement stock options. Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal Two.

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Three will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. Abstentions will have the same effect as votes “AGAINST” Proposal Three.

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve any stockholder proposal. Under applicable Delaware law, in determining whether any stockholder proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against any stockholder proposal.

As noted above, a “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on “routine” matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non-discretionary” matter, including the election of directors and any stockholder proposal. Without your voting instructions, a broker non-vote will occur. An “abstention” occurs at the Meeting if your shares of our common stock are deemed to be present at the Meeting, either because you attend the Meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the Meeting, or, when applicable, if you specify that you wish to “abstain” from voting on an item. You should consult your broker if you have questions about this.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days of the date of the Meeting.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of PGT common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company’s proxy materials and annual report electronically?

A copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 as filed with the United States Securities and Exchange Commission (“SEC”) on March 18, 2010, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge at www.pgtproxy.com. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

May I propose actions for consideration at next year’s annual meeting of stockholders?

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2011 annual meeting of stockholders must be received by us no later than the close of business on November 19, 2010 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. The Company’s bylaws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2011 Annual Meeting of Stockholders, notice must be received by the Company not less than ninety days nor more than one hundred twenty days prior to April 6, 2011, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2011 annual meeting is not within thirty days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of common stock owned beneficially or of record by such stockholder, any material interest of such stockholder in the business so proposed and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the Meeting. Any proposals should be sent to:

PGT, INC. 1070 TECHNOLOGY DRIVE NORTH VENICE, FLORIDA 34275 ATTENTION: SECRETARY

 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE –
ELECTION OF DIRECTORS

There are currently eleven members of our Board of Directors.  Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. At the Meeting, our stockholders will elect four directors to hold office until the 2013 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Accordingly, this Proposal One seeks the election of four directors (Messrs. Alexander R. Castaldi, M. Joseph McHugh, William J. Morgan, and Randy L. White as Class I directors) whose terms expire in 2010.

The Board of Directors has nominated Messrs. Castaldi, McHugh, Morgan and White to serve again as Class I directors until the 2013 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Each nominee has consented to continue to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate.  We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THE
FOUR CLASS I DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting. Each of our directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive board experience. Specific considerations considered by the Board in the process undertaken in searching for and recommending qualified director candidates are described below under “Corporate Governance – Director Nomination Process - Policy Regarding Processes for Identifying and Evaluating Director Nominees”.  Specific individual qualifications and skills of each our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Name	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi	59	Class I Director	2004
M. Joseph McHugh*	72	Class I Director	2006
William J. Morgan*	63	Class I Director	2007
Randy L. White	63	Class I Director	2004
Brett N. Milgrim	41	Class II Director	2003
Ramsey A. Frank	49	Class II Director	2003
Richard D. Feintuch*	57	Class II Director	2006
Daniel Agroskin	33	Class II Director	2007
Paul S. Levy	62	Class III Director	2004
Floyd F. Sherman *	70	Class III Director	2005
Rodney Hershberger	53	Class III Director	2004

* Denotes director about whom the Board of Directors has made an affirmative determination regarding independence.

Class I - Directors with Terms Expiring in 2010

Alexander R. Castaldi, Director. Mr. Castaldi became a director in 2004. Mr. Castaldi is a Managing Director of JLL Partners, Inc., which he joined in 2003, and was previously a chief financial officer of three management buyouts. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of several companies, including Medical Card System, Inc., J. G. Wentworth, LLC, Education Affiliates, Inc., McKechnie Holdings LLC, and C.H.I. Overhead Doors, Inc. From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc. The Board recognizes the vast experience at the senior executive management level which Mr. Castaldi possesses and deems it to be of great value to the Company and its stockholders.

M. Joseph McHugh, Director.  Mr. McHugh became a director in 2006. Mr. McHugh served as President and Chief Operating Officer of Triangle Pacific Corp., a leading manufacturer of hardwood flooring and kitchen cabinets, until his retirement in 1998. Previously, Mr. McHugh held a variety of positions at Triangle Pacific in operations and finance, including Vice President — Finance and Treasurer, Executive Vice President — Finance and Administration, and Senior Executive Vice President. Prior to joining Triangle Pacific, Mr. McHugh served as Vice President — Corporate Finance at Eppler, Guerin & Turner, Inc., a large, regional investment banking and brokerage firm based in Dallas, TX, where he advised on initial public offerings, mergers and acquisitions, private placements and venture capital investments.  Mr. McHugh currently serves on the Board of Directors of Union Drilling, Inc.  The Board understands that Mr. McHugh’s great experience at the senior management level in finance and administration at various entities positions him to make valuable contributions to the Board in its oversight functions and also recognizes his qualifications as a “financial expert” on the Audit Committee.

William J. Morgan, Director.  Mr. Morgan became a director in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices.  From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee.  Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program, and continues to provide services to KPMG as an independent consultant to its leadership development group and as Dean of the current Chairman’s 25 Partner Leadership Development Program.  He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the board of directors for KPMG LLP and KPMG Americas.  Mr. Morgan is a member of the board of directors of Barnes Group, Inc., a diversified global components manufacturer and logistical services company.   He is also the Chairman of Barnes Group, Inc.’s Board Finance Committee and a member of its Audit and Corporate Governance Committees.  The Board identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders.  The Board also recognizes Mr. Morgan’s qualifications as a “financial expert” on the Audit Committee.

Randy L. White, Director and Former Chief Executive Officer. Mr. White became a director in 2004. Mr. White has served on the Board of Directors of our subsidiary since 1996 and became president in 1997. Mr. White resigned as president in 2005. Before joining the Company, Mr. White spent almost 30 years with Reynolds Metals Company in a variety of manufacturing positions, including director of manufacturing for the aluminum can division. Mr. White earned an M.S. in business from the University of Richmond.  The Board believes that Mr. White’s experience in manufacturing and leading the Company as its President during a time of significant growth and prosperity positions him to provide an important perspective on the Company’s history and future.

CONTINUING DIRECTORS

Class II - Directors with Terms Expiring in 2011

Brett N. Milgrim, Director. Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., McKechnie Holdings LLC and C.H.I. Overhead Doors, Inc. and is a Managing Director of JLL Partners, Inc., which he joined in 1997.  The Board understands that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and this knowledge is of critical importance to the Company and its stockholders.

Ramsey A. Frank, Director. Mr. Frank became a director in 2003. Mr. Frank is a Managing Director of JLL Partners, Inc., which he joined in 1999. From January 1993 to July 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of several companies, including Education Affiliates, Inc., C.H.I. Overhead Doors, Inc., Builders FirstSource, Inc., Patheon Inc., PharmaNet Development Group, Inc., and Medical Card System, Inc.  Mr. Frank brings to the Board experience as a director of a variety of private and publicly traded entities, and his prior work provides the Board with expertise in corporate finance.

Richard D. Feintuch, Director.  Mr. Feintuch became a director in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a B.S. in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law.  The Board believes that Mr. Feintuch’s significant knowledge, and the experience he obtained as a partner of a leading international law firm, brings not only legal skills but practical know-how into the board room, and such skills are useful in the discussion and evaluation of all corporate affairs.

Daniel Agroskin, Director.  Mr. Agroskin became a director in 2007. Mr. Agroskin is a Principal at JLL Partners, Inc., which he joined in 2005.  Mr. Agroskin also serves as a director of Patheon Inc.  Prior to joining JLL, he worked at JP Morgan Partners and in Merrill Lynch’s Mergers and Acquisitions Group. Mr. Agroskin is a graduate of Stanford University and the Wharton School of the University of Pennsylvania.  The Board recognizes Mr. Agroskin’s knowledge of, and ability to, model financial outcomes while considering various strategic initiatives which proves critically important to the Company and its stockholders.

Class III - Directors with Terms Expiring in 2012

Paul S. Levy, Director. Mr. Levy became a director in 2004. Mr. Levy is a Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy serves as a director of several companies, including IASIS Healthcare Corporation, J. G. Wentworth, LLC, Education Affiliates, Inc., ACE Cash Express, Inc., C.H.I. Overhead Doors, Inc., McKechnie Holdings LLC, Medical Card System, Inc., PharmaNet Development Group, Inc., Patheon Inc., and Builders FirstSource, Inc.  The Board understands that Mr. Levy’s extensive experience, skills and understanding of leadership, motivation, corporate finance and the capital markets prove of great value to the Board, the Company and its stockholders.

Floyd F. Sherman, Director. Mr. Sherman became a director in 2005. Mr. Sherman is President, Chief Executive Officer, and a director of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.  The Board understands that Mr. Sherman’s 40 years of experience in the building products industry provide him with the knowledge to make significant contributions to the development of the Corporation’s business strategy.

Rodney Hershberger, President, Chief Executive Officer, and Director. Mr. Hershberger, a co-founder of PGT Industries, Inc., has served the Company for nearly 30 years. Mr. Hershberger was named President and Director in 2004 and became our Chief Executive Officer in March 2005. Mr. Hershberger also became President of PGT Industries, Inc. in 2004 and was named Chief Executive Officer of PGT Industries, Inc. in 2005. In 2003, Mr. Hershberger became executive vice president and chief operating officer and oversaw the Company’s Florida and North Carolina operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida and served as vice president of customer service.  The Board recognizes Mr. Hershberger’s nearly 30 years of experience with the Company in the Florida market and the position of respect he has earned throughout the industry through his thoughtful and honest leadership and recognizes his knowledge, skills and reputation as driving great value to the Company and its stockholders.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board of Directors is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of eleven directors.

We currently separate the roles of Chief Executive Officer and Chairman of the Board. This structure properly reflects our belief that our stockholders’ interests are best served by the day-to-day management direction of the Company under our co-founder, Mr. Hershberger, as President and Chief Executive Officer and the strong leadership, energy and vision brought to the Board of Directors by our Chairman of the Board, Mr. Levy.  We believe the two roles are innately and significantly different, and though our Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy, our Chairman of the Board provides guidance to the Chief Executive Officer, presides over meetings of the full Board, and brings a depth of varied business and management experience which is unsurpassed in our organization.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly receives information regarding the Company’s credit, liquidity and operations from senior management.  During its review of such information, the Board discusses, reviews and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Company’s executive compensation plans and arrangements. As a result of such discussion, review and analysis, the Board determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or its results. The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest, and the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable SEC rules and the rules and listing standards of The NASDAQ Stock Market LLC (the “NASDAQ”).  The Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Feintuch, McHugh, Morgan and Sherman are “independent” directors. As part of the Board’s process in making such determination, it also determined that each such director has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

The Board of Directors includes one management director, Mr. Hershberger, who is the Company’s President and CEO.  The Board of Directors has determined that Mr. Hershberger is not independent under the rules and listing standards of NASDAQ.   In addition, our Board of Directors includes the following non-management directors about whom the Board of Directors has made no determination with respect to independence: Chairman Levy and Messrs. Agroskin, Castaldi, Frank and Milgrim, each of whom is affiliated with JLL Partners, Inc., and Mr. White.  As described below in “—Controlled Company Exemption and Committees,” we are a “Controlled Company” under the rules of NASDAQ and, as a result, are exempt from the requirement that our Board of Directors consist of a majority of independent directors.

As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NASDAQ and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of PGT or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chairman of the Board of Directors or the independent directors as a group through the process described in this Proxy Statement under the heading “Corporate Governance — Director Nomination Process - Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication.”

Board Meetings and Attendance

In 2009, including both regularly scheduled and special meetings, our Board of Directors met a total of four (4) times, the Audit Committee met a total of six (6) times and the Compensation Committee met a total of two (2) times. During 2009, two (2) of the meetings of the Board of Directors were attended by 100% of the Company’s directors, one (1) was attended by all but one director and one (1) was attended by all but two directors.  Additionally, in 2009, 100% of the members of the Audit Committee attended all of the meetings of such committee, and 100% of the members of the Compensation Committee attended all of the meetings of such committee. Pursuant to the PGT, Inc. Policy on Director Attendance at the Annual Meeting of Stockholders, which can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance,” all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. All members except one of the Company’s Board of Directors, including each nominee for election as a director and each director whose then current term of office continued after the meeting, attended our 2009 annual meeting of stockholders held on May 12, 2009, and all members of the Company’s Board of Directors attended greater than 75% of the aggregate of the total meetings of the Board of Directors and the total meetings held by all committees on which each such director served.

Controlled Company Exemption and Committees

As of the date hereof, we are a “Controlled Company” for purposes of Rule 5615(c) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) by virtue of the fact that our majority stockholder holds more than 50% of the voting power of our common stock. As a Controlled Company, we are exempt from the provisions of the NASDAQ Rules that require us to have a board of directors comprised of a majority of independent directors and to maintain compensation and nominating committees comprised solely of independent directors. Accordingly, the Board does not have a standing nominating committee. The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board believes that in light of its current status as a Controlled Company and its adoption of the Policy Regarding Processes for Identifying and Evaluating Director Nominees, it has in place adequate processes to identify, evaluate, select and nominate qualified director candidates. As and when openings occur on the Board, which may result from a vacancy created by an increase in the size of the Board or as part of the annual election cycle), the Board intends to consider nominee recommendations from a variety of sources, including nominees, if any, recommended by stockholders, and the Board may retain an executive search firm to help facilitate the screening and interview process of director nominees. Though no specific minimum age, education, experience, or skill requirements for potential members, have been established, in general, the Board expects that qualified candidates will have a record and reputation for honest and ethical conduct in both his or her professional and personal activities, as well as the ability to make meaningful contributions to the Board’s oversight of the business and affairs of the Company. The Board also intends to consider each candidate’s judgment, independence, skill, diversity of background, viewpoint, professional experience, and skill, and conflicts of interest and commitments, among other factors. If we cease to be a Controlled Company under the NASDAQ Rules, we will come into full compliance with all of the requirements thereof within the applicable transition periods provided by the NASDAQ Rules.

Audit Committee

The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of PGT, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our independent registered public accounting firm.  The Audit Committee also reviews the adequacy of staff and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited and quarterly financial statements of PGT and any audit problems or difficulties and management’s response thereto. The Audit Committee Charter can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Audit Committee is comprised of three independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations), Messrs. Feintuch, McHugh and Morgan. Mr. McHugh serves as the Chairman of the Audit Committee. The Audit Committee met

six (6) times during 2009. During each meeting, the Audit Committee met privately with the Company’s independent registered public accounting firm. The Board of Directors has: (i) affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the NASDAQ listing standards; (ii) has designated Messrs. McHugh and Morgan, as audit committee “financial experts” as defined by SEC rules; and (iii) determined that Messrs. Feintuch, McHugh and Morgan meet the independence standards of both the SEC rules and the NASDAQ Rules for Audit Committee members.

Compensation Committee

The Compensation Committee determines the compensation of our executive officers, including our Chief Executive Officer and Chief Financial Officer.  The Compensation Committee also reviews and reassesses the compensation paid to members of our Board for their service on our Board and Board committees and recommends any changes in compensation to the full Board for its approval. In addition, the Compensation Committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. The Compensation Committee met two (2) times during 2009. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Executive Compensation - Compensation Discussion and Analysis.” The Compensation Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”

The Compensation Committee is comprised of three directors, Messrs. Castaldi, Feintuch and Sherman, of whom Messrs. Feintuch and Sherman are independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations). Mr. Castaldi serves as Chairman of the Compensation Committee and, given his experience and knowledge of the Company, the Board of Directors determined that the service of Mr. Castaldi on the Compensation Committee is in the best interests of the Company and its stockholders.

Information on the Compensation of Directors

As previously disclosed, non-management directors other than those affiliated with JLL Partners, Inc. (currently Messrs. Feintuch, McHugh, Morgan, Sherman, and White) received the following compensation: (a) an annual cash retainer of $40,000; (b) a grant of restricted shares of common stock with a value at the time of issuance of approximately $120,000, which represented approximately $40,000 of compensation per year for each year of service as a director; (c) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended; (d) an annual cash retainer of $5,000 for each committee on which they serve; and (e) reimbursement of reasonable travel expenses. We have not paid, and currently do not intend to pay, compensation to individuals serving on our Board who are employees or affiliates of the Company or JLL Partners, Inc. for their service as directors.

In recognition of financial sacrifices being made by employees, including all of our Named Executive Officers, all non-management directors other than those affiliated with JLL Partners, Inc. (currently Messrs. Feintuch, McHugh, Morgan, Sherman, and White) voted to reduce their annual cash retainer by 16%, effective as of the beginning of the Company’s second quarter, and our Board of Directors ratified such vote.  Additionally, the Compensation Committee recommended, and on October 27, 2009, the Board of Directors approved, the following changes regarding compensation of directors for the Company’s 2010 fiscal year: all non-management directors, other than those affiliated with JLL Partners, Inc., will receive the following compensation: (a) in lieu of an annual cash retainer of $40,000, an annual grant under the Company’s 2006 Equity Incentive Plan of stock options with a fair market value at the time of issuance of approximately $40,000, such value to be determined using the Black-Scholes method of stock option valuation; (b) in lieu of a grant of restricted shares of common stock with a value at the time of issuance of approximately $120,000, representing approximately $40,000 of compensation per year for each year of service as a director, a grant under the Company’s 2006 Equity Incentive Plan of stock options with a fair market value at the time of issuance of approximately $120,000, representing approximately $40,000 of compensation per year for each year of service as a director; (c) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended; (d) an annual cash retainer of $5,000 for each committee on which they serve; and (e) reimbursement of reasonable travel expenses. We have not paid, and currently do not intend to pay, compensation to individuals serving on our Board who are employees or affiliates of the Company or JLL Partners, Inc. for their service as directors.

No Material Proceedings

There were no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our common stock (or their associates), is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary.

CORPORATE GOVERNANCE

We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NASDAQ listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Properly reflecting PGT’s desire and commitment to conducting business in the highest ethical and legal standards, on June 2, 2006 our Board of Directors adopted: (i) a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, (ii) a Supplemental Code of Ethics for our Chief Executive Officer, President, and Senior Financial Officers, and (iii) a Policy on Insider Trading. Our Compliance Committee, comprised of representatives from our Legal, Finance, and Human Resources departments, administers our Code of Business Conduct and Ethics, and our General Counsel administers our Supplemental Code of Ethics and our Policy on Insider Trading.

The Company’s Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts and respect for colleagues to conflicts of interest and fraud. The Company’s Policy on Insider Trading relates to the confidentiality of and prohibition on the use of material non-public information an employee may come to possess in the course of conducting the Company’s business. Upon employment with the Company, all employees are required to affirm in writing their acceptance of these codes. Copies of these codes can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations.

Violations of our Supplemental Code of Ethics may be reported to the Audit Committee. Copies of the code and any waiver or amendment to such code can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations.

Our employees are encouraged to anonymously report any suspected violations of laws, regulations, unethical business practices, and/or the Code of Business Conduct and Ethics, via a web-based reporting system or a continuously monitored hotline.

In addition, within five business days of:  (i) any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics, or (ii) the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”  In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the listing standards of the NASDAQ Global Market.

Director Nomination Process

By-law Provisions for Stockholder Recommendations for Director Candidates

PGT, Inc.’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2011 annual meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after December 7, 2010, but no later than January 6, 2011. Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors.  A copy of the By-laws can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275.

Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication

The Board of Directors has adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication which sets forth the process by which the Board will consider candidates for director recommended by stockholders in accordance with the Company’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication is available in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275. To have a candidate considered by the Board, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Company’s stock, including the class or series and number of shares owned;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•
The name, age, residence, business address and principal occupation of the candidate, the class or series and number of shares of Company stock, if any, owned beneficially or of record by the candidate, and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•
Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 1070 Technology Drive, North Venice, Florida 34275 and must be delivered to or mailed and received by the Corporate Secretary (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The policy also describes the process for stockholders to send communications to the Board. Stockholders, and other interested parties, may contact any member (or all members) of the Board (including the non-management directors as a group, any Board committee or any chair of any such committee) by mail at the address below, electronically through the “Investors” section of our Company’s website at www.pgtindustries.com in the section titled “Corporate Governance” by clicking on “Contact the Board,” or by calling the Company’s independent, toll-free Whistle Blower Hotline at 877-483-7137. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 1070 Technology Drive, North Venice, Florida 34275. All communications received as set forth above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent an appropriate message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy Regarding Processes for Identifying and Evaluating Director Nominees

Each member of our Board of Directors participates in the consideration of director nominees. The Board of Directors has adopted a Policy Regarding Processes for Identifying and Evaluating Director Nominees that describes the process followed by the Board to identify, evaluate, select and nominate director candidates. A copy of the Policy Regarding Processes for Identifying and Evaluating Director Nominees is available without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who the Board believes, after taking into account, among other things, their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies or similar organizations and other qualities, will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any independence requirements imposed by law, regulation or NASDAQ listing requirements.  While the Board of Directors has not adopted a formal policy with respect to diversity, our Board of Directors seeks directors who have a diversity of experience, expertise, viewpoints, skills, and specialized knowledge.

The Board will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Board also will consider candidates recommended by stockholders as described above.

Notwithstanding the foregoing, so long as the Company continues to be a Controlled Company (within the meaning of NASDAQ Rule 5615(c)), the Board will be guided by the recommendations of the Company’s majority stockholder, in its nomination process.

Auditor Services Pre-Approval Policy

The Audit Committee Charter, available in the “Investors” section of our Company’s website at www.pgtindustries.com under the heading “Corporate Governance”, tasks the Audit Committee with the responsibility of appointing, compensating, retaining and overseeing the work of the Company’s independent registered public accounting firm, and defines the principles and procedures followed by the Audit Committee in overseeing the annual audit, quarterly reviews, financial reporting process and internal controls.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by Ernst & Young LLP prior to their engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by Ernst & Young LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. All of the fees paid to Ernst & Young LLP and corresponding services provided under the categories Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee, and none of such fees were approved in reliance on the de minimis exception established by the SEC.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

PROPOSAL TWO –
APPROVAL OF THE COMPANY’S AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN

We are seeking approval of our Amended and Restated 2006 Equity Incentive Plan (the “Amended and Restated 2006 Plan”), which was approved by our Board of Directors on March 18, 2010, subject to approval of the Amended and Restated 2006 Plan at our annual stockholders meeting.  Our Board of Directors adopted the PGT, Inc. 2006 Equity Incentive Plan (the “Original 2006 Plan”), and our stockholders approved the Original 2006 Plan, effective June 27, 2006.  As part of the changes being made to the Original 2006 Plan, we are submitting the material terms of the Amended and Restated 2006 Plan to our stockholders for approval so that compensation under the plan may comply with the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.  The plan has also been amended in order to provide that certain administrative provisions comply with Section 162(m) of the Internal Revenue Code and to ensure that awards continue either to be exempt from, or to comply with, Section 409A of the Internal Revenue Code.  The Amended and Restated 2006 Plan amends the plan to, among other things:

•	increase the number of shares of common stock available for grant thereunder, from 3,000,000 to 7,000,000,

•
set forth 1,500,000 as the maximum number of shares that may be made subject to awards in any calendar year to any “covered employee” (within the meaning of Section 162(m) of the Internal Revenue Code),

•	increase the number of shares that may be made subject to Options or SARs (each as defined in the Amended and Restated 2006 Plan) from 3,000,000 to 7,000,000,

•	increase the number of shares that may be made to Awards (as defined in the Amended and Restated 2006 Plan) other than Options or SARs from 1,050,000 to 2,000,000 and

•
allow the Company to offer to its employees the opportunity to tender certain outstanding equity awards for cancellation in exchange for the issuance of replacement stock options that will represent the ability to purchase, at an exercise price equal to the fair market value of our common stock on the date the replacement options are granted, and subject to a new term and new vesting schedule, shares of our common stock, provided that such exchange is completed within three months of the date of the approval of this Proposal Two.

CHANGES TO THE ORIGINAL PLAN

Increase in Number of Authorized Shares

An aggregate of 3,000,000 shares of our common stock was originally reserved for issuance under the Original 2006 Plan.  As of March 16, 2010, approximately 1,989,774 shares of the Company’s common stock remained available for awards under the Original 2006 Plan, 545,221 shares were subject to outstanding and unexercised stock options, 366,367 shares were subject to unvested restricted stock unit awards, and the market value of the Company’s common stock was $1.87.  Approval of the Amended and Restated 2006 Plan would serve to increase the number of shares of the Company’s common stock reserved for issuance to 7,000,000.  The additional shares would be subject to the same provisions with respect to adjustment and cancellation of awards as are currently provided in the Original 2006 Plan.

Persons Eligible for Participation

The Amended and Restated 2006 Plan provides for grants of awards to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any parent or subsidiary of the Company, in the discretion of the plan administrator.  Eligibility for participation in the Amended and Restated 2006 Plan has not been amended.

Individual Limitations

The Original 2006 Plan did not include provisions setting out the maximum number of shares of our common stock that could be made subject to awards granted under the Original 2006 Plan to any participant whose compensation may be subject to Section 162(m) of the Internal Revenue Code.  Regulations under Section 162(m) of the Internal Revenue Code provide for a temporary exemption from the compensation deduction limitations of the rule for plans in existence prior to the date that a company is publicly traded.  This temporary exemption will expire at our annual stockholders meeting this year, so we are making certain modifications to the Original 2006 Plan so that the document will comply with the requirements of Section 162(m) of the Internal Revenue Code.  The Amended and Restated 2006 Plan provides that the maximum number of shares that may be made subject to awards granted to any Participant whose compensation is or is reasonably expected to be subject to Section 162(m) will not exceed 1,500,000 in any calendar year.

Exchanges of Equity Awards

The Original 2006 Plan and our 2004 Stock Incentive Plan (collectively, our “Equity Plans”) do not explicitly provide the Company with the ability to conduct exchanges of equity awards.  As described above, to continue to provide meaningful incentives and further the purposes of the Original 2006 Plan, the Amended and Restated 2006 Plan provides us with the ability to execute such an exchange, including with respect to awards granted under the 2004 Stock Incentive Plan.  Subject to approval of Proposal Two, the Company has undertaken both an issuer tender offer pursuant to Rule 13e-4 under the Exchange Act to exchange stock options (the “Issuer Tender Offer”) and an exchange of equity awards with eight employees of the Company, including each of our named executive officers, under which those employees shall receive repriced stock options granted under the Amended and Restated 2006 Plan (the “Equity Exchange”).

We believe the Issuer Tender Offer and the Equity Exchange, as designed, are in the best interests of our stockholders and our employees.  If approved by stockholders, we believe the Issuer Tender Offer and Equity Exchange will enable us to continue to further the purposes of our Equity Plans and maximize stockholder value by linking future compensation to stock price performance.  We granted the options and other awards outstanding under our Equity Plans to promote our long-term growth and success and the creation of stockholder value by giving employees a stake in the growth and success of our Company and to provide them with additional financial incentives to remain in our employ.  Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current and recent trading prices of our common stock.  We believe these options are unlikely to be exercised in the foreseeable future and therefore do not serve their original purpose.  By both (i) making the Issuer Tender Offer, pursuant to which option holders may exchange outstanding eligible options for a replacement option to purchase the same number of shares at an exercise price per share equal to the Fair Market Value of our common stock on the date of grant, and (ii) conducting the Equity Exchange, pursuant to which certain employees are able to exchange outstanding awards under our Equity Plans for repriced stock options with the same exercise price as those granted in the Issuer Tender Offer, we intend to provide our eligible employees with the compensatory benefit of holding options that, over time, may have a greater potential to increase in value.  For purposes of the Issuer Tender Offer and the Equity Exchange, the exercise price per share of replacement options will be the closing sales price per share of our common stock as quoted on the Nasdaq Global Market on the last trading day preceding the completion date of the Issuer Tender (which is consistent with the definition of “Fair Market Value” contained in the Amended and Restated 2006 Plan).

Issuer Tender Offer

Our Board of Directors authorized a stock option exchange on March 8, 2010, subject to stockholder approval of the Amended and Restated 2006 Plan.  Accordingly, the Company commenced the Issuer Tender Offer on March 8, 2010, pursuant to which eligible employees may surrender certain outstanding stock options that are significantly “underwater” (i.e., those options with an exercise price that is significantly greater than our current trading price) for an equal number of new unvested stock options at a new exercise price per share equal to the Fair Market Value of our common stock on the date of grant.

Options eligible for exchange in the Issuer Tender Offer are those options, whether vested or unvested, which meet all of the following requirements:

•	have an exercise price of at least $3.09 per share;

•	were granted under either of the Equity Plans; and

•	are outstanding and unexercised as of the completion date of the Issuer Tender Offer.

Option holders are eligible to participate in the Issuer Tender Offer only if they meet all of the following requirements:

•	they are employees of the Company on March 8, 2010, and remain employees of the Company through the completion date of the Issuer Tender Offer;

•	they are not a member of our Board of Directors or one of our officers; and

•	they hold at least one eligible option as of the commencement of the Issuer Tender Offer.

The replacement options will have the terms and be subject to the conditions provided for in the Amended and Restated 2006 Plan.  The terms and conditions of the replacement options will be similar to the terms and conditions of existing options, except that: (i) all of the replacement options will be granted on the date that all of the tendered options are cancelled; (ii) the replacement options will vest with respect to one fifth of the shares (rounded to the nearest whole share) on each of the first five anniversaries of the date of grant, subject to continued employment with the Company; (iii) the exercise price per share of the replacement options will be equal to “Fair Market Value,” as that term is defined in the Amended and Restated 2006 Plan, on their date of grant, which means the closing sales price per share of our common stock as quoted on the Nasdaq Global Market on the last trading day preceding the completion date of the Issuer Tender Offer; and (iv) the replacement options will have a term of 10 years from the date of grant.  The options surrendered in the Issuer Tender Offer will be cancelled and shares subject to the cancelled options will be available for future issuance under either of our Equity Plans.

As of March 5, 2010, the options subject to the Issuer Tender Offer covered an aggregated of 409,143 shares of common stock of the Company and have an aggregate value of $94,869, calculated using the Black-Scholes option pricing model.

The terms of the Issuer Tender Offer are described in a Schedule TO filed with the SEC on March 8, 2010.  Although we do not anticipate that the SEC will require us to modify the terms materially, it is possible that we will need to alter the terms of the Issuer Tender Offer to comply with SEC comments.

Equity Exchange

On March 18, 2010, our Board of Directors authorized the Equity Exchange, an offer to exchange certain outstanding equity awards granted under our Equity Plans to eight employees of the Company, including each of our named executive officers (the “designated employees”), for options to be granted under the Amended and Restated 2006 Plan with a new term, new vesting schedule, and new exercise price, subject to the approval by the Company’s stockholders of this Proposal Two.

The six designated employees who are executive officers of the Company are Messrs. Hershberger, Jackson, Ferrucci, McCutcheon and Burns, and Mrs. LaPinska.  The equity awards that the designated employees are submitting in the Equity Exchange include 644,288 options to purchase common stock and 487,029 shares of unvested restricted stock.  As of March 18, 2010, the options subject to the Equity Exchange covered an aggregate of 644,288 shares of common stock of the Company and have an aggregate value of $217,975, calculated using the Black-Scholes Method of option pricing.  The ratio of conversion between stock options surrendered in the Equity Exchange and replacement options is, in the case of each of the designated employees, less than one-to-one.  In other words, a designated employee will receive more than one replacement option for each equity award surrendered in the Equity Exchange.

The replacement option in the Equity Exchange will have the same grant date, vesting schedule, exercise price and term as the replacement options in the Issuer Tender Offer.

The following table presents summary information, as of March 18, 2010, about the affected equity awards held by executive officers and non-executive officer employees as a group of the Company that may be exchanged if Proposal Two is approved by stockholders.

Name and Position	Number of Shares of Restricted Stock Eligible for Exercise in Equity Exchange	Number of Securities Underlying Eligible Options in Issuer Tender Offer	Current Exercise Price of Eligible Options in Issuer Tender Offer	Number of Securities Underlying Eligible Options in Equity Exchange	Current Exercise Price of Eligible Options in Equity Exchange	Number of Securities Underlying Replacement Options	Replacement Option Exercise Price
Rodney Hershberger, President and Chief Executive Officer	89,679	-	-	152,277	$8.64	972,026	*
Jeffrey T. Jackson, Executive Vice President and Chief Financial Officer	84,356	-	-	152,675	$3.09	732,626	*

Name and Position	Number of Shares of Restricted Stock Eligible for Exercise in Equity Exchange	Number of Securities Underlying Eligible Options in Issuer Tender Offer	Current Exercise Price of Eligible Options in Issuer Tender Offer	Number of Securities Underlying Eligible Options in Equity Exchange	Current Exercise Price of Eligible Options in Equity Exchange	Number of Securities Underlying Replacement Options	Replacement
Mario Ferrucci III, Vice President, General Counsel and Secretary	41,586	-	-	53,984	$3.09	293,968	*
Deborah L. LaPinska, Vice President – Sales and Marketing	25,907	-	-	99,311	$8.64	483,808	*
David McCutcheon, Vice President – Florida Operations	24,579	-	-	99,311	$8.64	296,690	*
Monte Burns, Vice President – North Carolina Operations	14,322	-	-	64,220	$8.64	498,378	*
All current executive officers, as a group	280,429	-	-	415,119 206,659	$8.64 $3.09	3,277,496	*
All current directors who are not executive officers, as a group	-	-	-	22,510	$8.64	22,510	*
Randy L. White***	-	-	-	12,579	$8.64	12,579	*
All employees who are not executive officers, as a group	33,746	73,362	**	-	-	488,299	*

*
Exercise price per share equal to the closing sales price per share of the Company’s common stock as quoted on the Nasdaq Global Market on the last trading day preceding the expiration date of the Issuer Tender Offer, which, unless the Issuer Tender Offer is extended, will be April 5, 2010.

**	37,217 options exercisable at $3.09 per share, 10,014 options exercisable at $4.00 per share, and 26,131 options exercisable at $8.64 per share.

***	The amount to be reported for each of Messrs. Castaldi, McHugh, and Morgan is zero.

SUMMARY OF THE AMENDED AND RESTATED PLAN

The principal features of the Amended and Restated 2006 Plan are summarized below.  The following summary highlights those provisions of the Amended and Restated 2006 Plan that differ from the Original 2006 Plan.  This summary of the Amended and Restated 2006 Plan is subject in its entirety to the actual provisions of the Amended and Restated 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.  Italicized language in the following summary is intended to highlight changes made pursuant to the amendment and restatement of the Original 2006 Plan.

Purpose and General Description of the Amended and Restated 2006 Plan

The purpose of the Amended and Restated 2006 Plan is to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of the Company or any parent or subsidiary of the Company, to increase their efforts on behalf of the Company and its subsidiaries and to promote the success of the Company’s business.  The Amended and Restated 2006 Plan provides for the award of restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards.

Administration

The Amended and Restated 2006 Plan is administered by our Board of Directors, which may delegate its authority to our Compensation Committee.  The plan administrator has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards.  Our Board of Directors or the Compensation Committee may appoint and delegate to another person or committee any or all of their authority under the Amended and Restated 2006 Plan, with respect to awards to participants other than participants who are subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.  With respect to awards that are intended to meet the performance-based compensation exception to Section 162(m) of the Internal Revenue Code and that are made to a participant who is or is reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, delegation of authority by our Compensation Committee will not include any authority, which if exercised by the delegate(s) rather than by the Compensation Committee, would cause the participant’s award to fail to meet that exception.

The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Amended and Restated 2006 Plan and any awards granted under the Amended and Restated 2006 Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 2006 Plan.  Where the vesting or payment of an award under the Amended and Restated 2006 Plan is subject to the attainment of performance goals, the plan administrator will be responsible for certifying that the performance goals have been attained.

Shares Subject to the Amended and Restated 2006 Plan

Up to 7,000,000 shares of our common stock are available for grants pursuant to the Amended and Restated 2006 Plan.  Shares issued under the Amended and Restated 2006 Plan may be authorized but unissued shares or treasury shares.  Under the Amended and Restated 2006 Plan, no more than 7,000,000 shares of our common stock may be made subject to stock options or stock appreciation rights, and no more than 2,000,000 shares of our common stock may be made subject to awards other than stock options or SARs.  The Amended and Restated 2006 Plan provides that no more than 1,500,000 shares of our common stock may be made subject to awards granted to any “covered employee” in any calendar year.  If any shares subject to an award granted under the Amended and Restated 2006 Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award or surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares of common stock will again be available for awards under the Amended and Restated 2006 Plan.

Upon approval of the Company’s stockholders at its 2010 annual meeting of stockholders, the Company may offer to employees of the Company or its subsidiary the opportunity to tender certain outstanding equity awards granted under the Company’s Equity Plans for cancellation in exchange for the issuance of a replacement option that will represent the ability to purchase, at a lower exercise price and subject to a new term and new vesting schedule, shares of common stock, provided that such offer to exchange such outstanding equity awards is completed within three months of the date of the receipt of such stockholder approval.

In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Amended and Restated 2006 Plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property (including cash that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property (including cash) that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the performance goals applicable to outstanding awards, provided, that no such adjustment will cause any award under the Amended and Restated 2006 Plan which is or becomes subject to Section 409A of the Internal Revenue Code to fail to comply with the requirements of such section.  In addition, the plan administrator may determine that the equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Performance Goals

The Amended and Restated 2006 Plan provides that the vesting or payment of an award may be subject to the attainment of one or more performance goals. The plan administrator may base performance goals on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

•	pre-tax income or after-tax income;

•	earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets;

•	operating income;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on revenues;

•	net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets);

•	operating cash flow (operating income plus or minus changes in working capital less capital expenditures);

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total stockholder return;

•	earnings from continuing operations;

•	cost targets, reductions or savings, productivity or efficiencies;

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures or similar transactions; or

•	any other criteria determined by the Board to be appropriate.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a parent or subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the plan administrator.  The performance goals may include threshold, target and maximum levels of performance.  The performance goals will be evaluated in accordance with generally accepted accounting principles, where applicable, and will be subject to certification by the plan administrator.  The performance goals may be adjusted in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Types of Awards under the Amended and Restated 2006 Plan

The terms and conditions of stock options and stock appreciation rights granted under the Amended and Restated 2006 Plan are determined by the Compensation Committee and set forth in an agreement.  Stock options granted under the Amended and Restated 2006 Plan may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options. SARs confer on the participant the right to receive an amount, in cash or shares of our common stock, equal to the excess of the fair market value of a share of stock on the date of exercise over the grant price of the SAR, and may be granted alone or in tandem with another award.  The exercise price of an option or SAR granted under the Amended and Restated 2006 Plan may not be less than the fair market value of our common stock on the date of grant.  The grant price of an SAR granted in tandem with a stock option will be the same as the stock option to which the SAR relates.  The vesting of a stock option or SAR is subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals.

The terms and conditions of awards of restricted stock and restricted stock units granted under the Amended and Restated 2006 Plan are determined by the Compensation Committee and set forth in an award agreement.  A restricted stock unit confers on the participant the right to receive a share of our common stock or its equivalent value in cash, in the discretion of the Compensation Committee.  These awards are subject to restrictions on transferability which lapse under those circumstances that the Compensation Committee determines, which may include the attainment of performance goals. The Compensation Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.  The Amended and Restated 2006 Plan provides for the issuance of restricted stock units in respect of our obligations under our Non-Employee Directors Deferred Compensation Plan.

The Amended and Restated 2006 Plan also provides for other equity-based awards, the form and terms of which are as determined by the Compensation Committee, consistent with the purposes of the Amended and Restated 2006 Plan.  The vesting or payment of one of these awards may be made subject to the attainment of performance goals.

The Amended and Restated 2006 Plan provides that, unless otherwise determined by the Compensation Committee, in the event of a change in control (as defined in the Amended and Restated 2006 Plan), all awards granted under the Amended and Restated 2006 Plan will become fully vested, and any performance conditions will be deemed to be fully achieved.

Certain U.S. Federal Income Tax Consequences

Set forth below is a discussion of certain U.S. federal income tax consequences with respect to stock options that may be granted pursuant to the Amended and Restated 2006 Plan.  The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences.  This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Amended and Restated 2006 Plan.

Nonqualified Stock Options (NQSOs)

A participant generally will not be taxed upon the grant or vesting of an NQSO.  Rather, at the time of exercise of such NQSO, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price.  Any income recognized by a participant upon exercise of an NQSO will be subject to income tax withholding and to payroll taxes (FICA and FUTA) and will be reported on Form W−2.  The Company generally will be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.

A participant will have a tax basis in shares acquired through the exercise of an NQSO equal to the fair market value of those shares on the date of exercise.  Upon disposition of the shares, any increase or decrease in the value of the shares since the date of exercise is treated as capital gain or loss (if the shares were capital assets of the participant) and such gain or loss will be long-term or short-term depending upon how long the stock was held after the date of exercise.

Incentive Stock Options (ISOs)

A participant will not be in receipt of taxable income upon the grant of an ISO.  Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a parent, subsidiary or related entity at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant).  Exercise of an ISO will also be timely if made by the legal representative of a participant who dies: (i) while in the employ of the Company or a parent, subsidiary or related entity or (ii) within three months after termination of employment.  The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs (see “Certain U.S. Federal Income Tax Consequences – Nonqualified Stock Options”).

If stock acquired pursuant to the timely exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the stock was a capital asset of the participant) equal to the difference between the amount realized upon such sale and the exercise price.  The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of his ordinary income.  In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term capital gain (if the stock was a capital asset of the participant) depending on the length of time the stock has been held.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Internal Revenue Code.

Exercise with Shares

According to a published ruling of the Internal Revenue Service, a participant who pays the exercise price of an NQSO, in whole or in part, by delivering shares of common stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NQSOs (see “Certain U.S. Federal Income Tax Consequences – Nonqualified Stock Options”). With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered.  The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant’s ordinary income, and the holding period for such additional shares will commence on such date.

The Treasury Department has issued regulations that provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of corporation stock.  If the shares surrendered in payment of the exercise price of an ISO are “statutory option stock” (including stock acquired pursuant to the exercise of an ISO) and if, at the date of surrender, the applicable holding period for such shares had not been met, such surrender will constitute a “disqualifying disposition” and any gain realized on such transfer will be taxable to the participant, as discussed above.  Otherwise, when shares of common stock are surrendered upon exercise of an ISO, in general: (i) no gain or loss will be recognized as a result of the exchange; (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged; and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange.  If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

The Issuer Tender Offer and Equity Exchange

Holders of awards who choose to exchange outstanding eligible awards for replacement options pursuant to the Issuer Tender Offer and the Equity Exchange generally should not recognize income for U.S. federal income tax purposes at the time of the exchange.  We believe that the Issuer Tender Offer and the Equity Exchange will be treated as non-taxable exchanges.  Replacement options will be treated as NQSOs for U.S. federal income tax purposes (see “Certain U.S. Federal Income Tax Consequences – Nonqualified Stock Options”).

Accounting Consequences of the Issuer Tender Offer and Equity Exchange

We have adopted the provisions of Financial Accounting Standards Board ASC Topic 718 – Stock Compensation (FASB ASC Topic 718).  Under FASB ASC Topic 718, we expect to recognize the incremental compensation cost, if any, of the new options granted as part of the Issuer Tender Offer and Equity Exchange.  The incremental compensation cost will be measured as the excess of the fair value of each replacement option granted to employees in exchange for eligible equity awards, measured as of the date such replacement options are granted, over the fair value of the original award surrendered in exchange for such options, measured immediately before the exchange.  The incremental and remaining compensation expense associated with the exchange of equity awards will be recognized over the service period of such awards.  If any portion of the replacement options granted is forfeited prior to the completion of the service condition as a result of termination of employment, the compensation cost for the forfeited portion of the award will not be recognized.

NEW PLAN BENEFITS TABLE

Due to the discretionary nature of awards under the Amended and Restated 2006 Plan, the amount of awards that may be granted under the Amended and Restated 2006 Plan in the future to any individual is not determinable.

AWARDS GRANTED UNDER THE PLAN

The following table shows, with respect to our named executive officers and the other individuals and groups indicated, as of March 18, 2010, the number of shares subject to awards granted under the Amended and Restated 2006 Plan:

Name and Position	Number of Shares Underlying Options Granted	Average Weighted Exercise Price of Options	Number of Shares Subject to Restricted Stock or Restricted Stock Unit Awards
Rodney Hershberger, President and Chief Executive Officer	91,881	$0.92	89,679
Jeffrey T. Jackson, Executive Vice President and Chief Financial Officer	213,929	$2.47	84,356
Mario Ferrucci III, Vice President, General Counsel and Secretary	81,888	$2.35	41,586
Deborah L. LaPinska, Vice President – Sales and Marketing	26,543	$0.92	25,907
David McCutcheon, Vice President – Florida Operations	25,182	$0.92	24,579
Monte Burns, Vice President - Florida	14,674	$0.92	14,322
All current executive officers, as a group	454,097	$1.91	280,429
All current directors who are not executive officers, as a group	-	-	-

Name and Position	Number of Shares Underlying Options Granted	Average Weighted Exercise Price of Options	Number of Shares
Each nominee for election as director*	-	-	-
Bradley R. West, Director of Finance	61,625	$2.73	22,055
All employees who are not executive officers, as a group	91,124	$2.30	75,417

*	The amount to be reported for each of Messrs. Castaldi, McHugh, Morgan and White is zero.

REQUIRED VOTE

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two, voting together as a single class, is required to approve this Proposal Two.

JLL Partners Fund IV, L.P. (“JLL Fund IV”), which owns in excess of 50% of the voting stock of the Company as of the record date, has informed the Company that it intends to vote in favor of this Proposal Two. If JLL Fund IV does vote in favor of Proposal Two, the proposal will be approved without the vote of any other stockholder.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PGT, INC. 2006 EQUITY INCENTIVE PLAN.

PROPOSAL THREE –
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the 2010 fiscal year ending January 1, 2011. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. Ernst & Young LLP has audited the Company’s consolidated financial statements since 2001.

Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2009 and 2008 are disclosed on page 40.

Ernst & Young LLP has affirmed that they are not aware of any relationships between Ernst & Young LLP and the Company that may reasonably be thought to bear on their independence.

The Audit Committee approves the annual audit fee of the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews and approves all work done by the independent auditors during the previous quarter and establishes any pre-approved limits for the current quarter. All fees for fiscal 2009 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2010, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our incumbent directors named in Proposal One—Election of Directors above, (c) each of our named executive officers named in the Summary Compensation Table below, and (d) all of our incumbent directors and executive officers as a group.

The percentages of shares outstanding provided in the table below are based on 54,005,439 voting shares outstanding as of March 16, 2010. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of March 16, 2010 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned			Percentage of Common Stock Outstanding
Beneficial Owners of More Than 5%:
JLL Partners Fund IV, L.P.	32,092,267	(2	)(4)	59.4%
Adage Capital Partners, L.P.	2,931,053	(3)		5.4%
Paul S. Levy	32,092,267	(4)		59.4%

Non-Employee Directors and Nominees:
Paul S. Levy	32,092,267	(4)		59.4%
Daniel Agroskin	1,500	(4)		*
Alexander R. Castaldi	-	(4)		*
Richard D. Feintuch	49,135	(5)		*
Ramsey A. Frank	-	(4)		*
M. Joseph McHugh	25,113			*
Brent N. Milgrim	-	(4)		*
William J. Morgan	23,224			*
Floyd F. Sherman	16,515	(6)		*
Randy L. White	353,277	(7)		*

Named Executive Officers:
Rodney Hershberger	1,099,735	(8)		2.0%
Jeffrey T. Jackson	369,812	(9)		*
Mario Ferrucci III	117,405	(10)		*
David McCutcheon	1,019,338	(11)		1.9%
Deborah LaPinska	198,325	(12)		*

Directors and executive officers as a group	35,433,434	(13)		65.6%

* Percentage does not exceed one percent of the total outstanding class.

(1) Unless otherwise indicated, the business address of each person is PGT, Inc., 1070 Technology Drive, North Venice, Florida, 34275.
(2) The information reported is based on a Schedule 13D/A filed with the SEC on March 18, 2010, in which JLL Partners Fund IV, L.P.; JLL Associates IV, L.P., the general partner of JLL Partners Fund IV, L.P.; JLL Associates G.P. IV, L.L.C., the general partner of JLL Associates IV, L.P.; and Paul S. Levy, the managing member of JLL Associates G.P. IV, L.L.C. (collectively, the “JLL Reporting Persons”) reported that at March 16, 2010, the JLL Reporting Persons had shared voting power and shared dispositive power over 32,092,267 shares. The principal business address of the JLL Reporting Persons is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(3) The information reported is based on a Schedule 13G/A dated February 16, 2010, filed with the SEC, in which Adage Capital Partners GP, L.L.C. ("ACPGP") reported that at December 31, 2008, Adage Capital Partners, L.P. ("ADP"), who has ACPGP as a general partner, had shared dispositive and voting power over 2,931,053 shares. The principal business address of ACPGP and ACP is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(4) JLL Partners Fund IV, L.P. is the direct beneficial owner of 32,092,267 shares of PGT, Inc.’s common stock. Messrs. Agroskin, Castaldi, Frank, Levy, and Milgrim are all affiliates of JLL Partners, Inc. Mr. Levy is the managing member of JLL Associates G.P. IV, L.L.C., the general partner of JLL Associates IV, L.P., which in turn is the general partner of JLL Partners Fund IV, L.P. As a result, Mr. Levy may be deemed to beneficially own all of the shares of common stock owned by JLL Partners Fund IV, L.P., and to have shared voting or investment power over the shares of common stock owned by JLL Partners Fund IV, L.P. Messrs. Agroskin, Castaldi, Frank, and Milgrim disclaim any beneficial ownership of our common stock.  Mr. Levy has a pecuniary interest in only a portion of the shares set forth herein.

(5) All of Mr. Feintuch's shares of common stock are pledged to secure personal obligations.
(6) Includes options outstanding to acquire 7,944 shares of common stock exercisable currently or within 60 days of March 19, 2010.
(7) Includes options outstanding to acquire 10,063 shares of common stock exercisable currently or within 60 days of March 19, 2010.
(8) Includes options outstanding to acquire 254,713 shares of common stock exercisable currently or within 60 days of March 19, 2010.
(9) Includes options outstanding to acquire 122,202 shares of common stock exercisable currently or within 60 days of March 19, 2010.
(10) Includes options outstanding to acquire 45,292 shares of common stock exercisable currently or within 60 days of March 19, 2010.
(11) Includes options outstanding to acquire 102,408 shares of common stock exercisable currently or within 60 days of March 19, 2010.  749,129 of Mr. McCutcheon's shares of common stock are pledged to sercure personal obligations.

(12) Includes options outstanding to acquire 155,477 shares of common stock exercisable currently or within 60 days of March 19, 2010.
(13) This group is comprised of 16 individuals. Includes options outstanding to acquire 765,887 shares of common stock by all current directors and executive officers exercisable currently or within 60 days of March 19, 2010.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through January 2, 2010, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION –
COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our goal in establishing the executive compensation structure is to attract, retain and reward key leaders who drive both near-term and long-term value for our stockholders.  Our compensation structure is designed to reward leadership skills, operating performance and financial accomplishments.  We also believe that successful compensation programs for executive officers and other key employees, including the named executive officers, must further the following primary objectives:

•	ensure employee interests are aligned with the enhancement of stockholder value;
•	attract and retain quality leaders;
•	reward consistent and superior performance for exemplary company and individual performance; and
•	provide incentives to enhance future performance and increased levels of responsibility.

All compensation policies and decisions are designed to reward employees, including the named executive officers, who demonstrate the capacity to make significant contributions to our operational, financial and competitive performance, thereby furthering the first primary objective referred to above.  Key factors to increase or decrease compensation include:

•	the nature, scope and level of the individual’s responsibilities;
•	our overall performance and profitability, which we primarily measure by net sales, EBITDA, and return on operating investment;
•	our long-term stock price performance and total return to stockholders; and
•	the employee’s performance compared to goals and objectives.

Compensation to our named executive officers is intended to be competitive with that of similar companies. As part of our assessment, we look to the compensation paid to individuals with similar responsibilities at peer companies. Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we focus primarily on compensation levels within our relevant labor market to ensure that PGT’s compensation arrangements are in line with companies of its size.

Based on our assessment, we believe our total direct annual compensation to senior management (including our named executive officers), comprised of total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the level of total direct compensation for our peer group.

Additionally, based on our assessment we do not believe our compensation programs encourage excessive risk-taking.

Roles and Responsibilities

The Compensation Committee of the Board of Directors (“Compensation Committee”) has the primary responsibility for assisting the Board in the development, evaluation, and approval of our executive compensation programs.  Our President and our Executive Vice President assist the Compensation Committee in administering our compensation programs.  Matters considered by the Compensation Committee include, but are not limited to, competitive market information, current industry trends, compensation practices and guidelines, and, in years when the Compensation Committee engages a consultant, research by an independent compensation consultant.  In general, the roles are discussed below; additional details regarding the roles of each are discussed throughout this Compensation Discussion and Analysis section.

Compensation Committee - As discussed above under “Information Regarding the Board and its Committees – Controlled Company Exemption and Committees,” our Compensation Committee was formed in 2007.  Until the Compensation Committee was formed, the Board maintained direct authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers. The Compensation Committee’s primary responsibilities include: (1) establishing, in consultation with management, the Company’s general compensation and incentive philosophy; (2) establishing, reviewing and recommending approval of the Chief Executive Officer’s annual compensation, and evaluating his performance in light of the goals and objectives of the Company’s executive compensation plans, (3) evaluating the appropriate level of compensation for Board and committee service by members of the Board, (4) reviewing incentive compensation programs to ensure unnecessary risk is not encouraged, and (5) overseeing the long-term incentive plan, the annual cash incentive plan and any other equity-based awards.

Management - In collaboration with the Compensation Committee and considering information provided by the compensation consultants, in years when one is retained by the Compensation Committee, our President and our Executive Vice President coordinate the annual review of the compensation programs for senior management, including certain named executive officers. Such review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, management makes recommendations to the Compensation Committee regarding the compensation of each of the named executive officers, other than the Chief Executive Officer.

Our senior leadership team (which includes representation from each of the Company’s major functional areas) sets our strategic business and operational objectives and strives to design and develop compensation programs that motivate leadership behaviors consistent with such objectives.

Compensation Consultant - In 2008, the Compensation Committee retained the services of Deloitte Consulting, LLP (“Deloitte”), a compensation consultant, to assist in evaluating and discussing our compensation structure. The role of the consultant was to advise the Compensation Committee and management in the executive compensation design process, provide independent compensation data and analysis to facilitate a review of the Company’s compensation programs, and advise the Compensation Committee in its oversight role. Deloitte attended meetings with our Compensation Committee and management as needed. Specifically, Deloitte analyzed our then-current incentive compensation arrangements for the executive team, including each of the named executive officers; and utilized a group of peer companies in recommending an appropriate structure for incentive compensation, including a long-term incentive plan through which the interests of management are directly aligned with those of our stockholders.  Deloitte’s fees for consulting advice to the Compensation Committee for the year ended January 3, 2009 were approximately $25,000. In the Company’s fiscal year 2008, Deloitte also provided certain services to the Company relating to compliance with the Sarbanes-Oxley Act, and earned fees relating to such services of approximately $33,000.  While we may use Deloitte for one-time, discrete projects (separate from the consulting advice provided to the Compensation Committee) in the future, the Compensation Committee believes that Deloitte is able to provide independent advice to the Compensation Committee.  In 2009, the Compensation Committee did not engage a compensation consultant.

Compensation Actions for 2009

When evaluating and setting the 2009 executive compensation relative to our performance, the Compensation Committee and management took into account the economic environment in which we are currently operating, the state of the housing market, unemployment rates both nationally and in the Company’s core markets, the national credit crisis, and sensitivity regarding executive pay.  We believe our programs have a balanced approach and properly reflect our views that, in challenging times such as these, senior management, including the named executive officers, should sacrifice in the interest of the Company with the expectation that, in more profitable years, such sacrifices will be rewarded. Continuing recent, tangible examples of such sacrifices are evidenced by the fact that (i) in the past three years, the Company decreased its senior management team by 50%; (ii) in fiscal years 2007, 2008, and 2009, the average annual salary increase (after factoring in increases solely due to acquiring significant additional responsibilities) for members of the Company’s senior management team was approximately 1.9% (before the salary reduction described in (iii) below); and (iii) beginning in the second quarter of 2009, all salaried employees, including the named executive officers, agreed to a 16% salary decrease. The aggregate effect of these actions has helped to strengthen our financial position, better enabling us to compete in the long term.

Compensation Elements We Used in 2009

The following items summarize the essential elements used as compensation tools to reward and retain our named executives during fiscal 2009:

•
Annual Base Salary.  Base salaries for our executives depend on the scope of their responsibilities and performance.  Our objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements;

•	Annual Cash Incentive Plan. For each executive, we use annual cash bonuses for the achievement of annual company and individual performance objectives;

•
Long-Term Equity-Based Incentives.  Our long-term equity incentive program is designed to recognize leadership accomplishments, scope of responsibilities and performance, retain our executives and align their interest with long-term stockholder value.  We combine grants of both restricted stock and stock options to effectively focus our executives on delivering long-term value for PGT and its stockholders; and

•
Executive Benefit and Perquisites.  As the Company seeks to maintain a classless culture in our facilities and operations, our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below.

Annual Base Salary

Our Compensation Committee separately considers the salary and bonus of our President.  In determining his annual compensation, our Compensation Committee considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other named executive officers, our President provides our Compensation Committee with recommendations regarding compensation.  Our Compensation Committee reviews such recommendations and approves annual compensation for named executive officers, consisting of base salary and target bonus (discussed below), on an annual basis.  Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of the President, whether to approve any recommended changes in compensation.

Our goal is to pay each named executive officer a base salary sufficient to remain competitive in the market.  Our base salaries are less performance based than our annual cash bonuses and long term equity-based incentives. See the “Summary Compensation Table” for a listing of our named executive officers.  At the end of fiscal 2009, before subtracting the 16% pay reduction, Mr. Hershberger’s base salary was $360,000 per year, Mr. Jackson’s base salary was $300,000 per year, Mr. Ferrucci’s base salary was $215,000 per year; Mr. McCutcheon’s base salary was $185,000 per year, and Mrs. LaPinska’s base salary was $195,000 per year; none of which were increased from the prior year.  Base salary paid to the named executive officers in 2009 constituted approximately the following percentages of their total compensation as set forth in the Summary Compensation Table:  Mr. Hershberger: 61%; Mr. Jackson: 66%; Mr. Ferrucci: 74%; Mr. McCutcheon: 75%; and Mrs. LaPinska: 75%.

Annual Cash Incentive Plan

In order to provide incentives for future annual performance, we believe that a substantial portion of each named executive officer’s total potential compensation should be in the form of a bonus, the amount of which is based upon both individual and Company performance.  Accordingly, our policy is to allocate an amount equal to a target range of 40% to 70% of a named executive officer’s annual base salary to performance based cash bonus awards. The target percentage of each named executive officer’s annual base salary is determined by comparing the total annual cash compensation, including cash incentives, paid to individuals with similar responsibilities at peer companies, to the named executive officer’s annual base salary.

Our Board of Directors established annual cash bonus targets as a percentage of salary under the 2009 Annual Incentive Plan (“2009 AIP”) for each named executive officer.  As a percentage of base salary, these targets were 70% for Mr. Hershberger, 60% for Mr. Jackson and 40% for Messrs. Ferrucci and McCutcheon, and Mrs. LaPinska.  The 2010 AIP is designed to pay out based on the following percentages:

•	20% based on net sales,
•	35% based on EBITDA,
•	20% based on return on operating investment, and
•	25% based on discretionary factors.

No amounts were earned under the portions of the 2009 AIP based on net sales, EBITDA or return on operating investment. However, on February 2, 2010, our Board of Directors approved a bonus under the portion of the 2009 AIP based on discretionary factors including, among other things, management’s success in actions taken to respond to the severe market and economic downturns that have had a negative effect on our Company. All employees of the Company who participated in the 2009 AIP were awarded bonuses under its discretionary portion, including the named executive officers.

Payments of cash bonuses to be made to participants in 2010 related to the 2009 AIP are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”.

On February 2, 2010, our Board of Directors approved the details of the 2010 AIP. The 2010 AIP established annual cash bonus targets as a percentage of salary for each named executive officer.  As a percentage of base salary, these targets are 70% for Mr. Hershberger, 60% for Mr. Jackson, and 40% for Messrs. Ferrucci and McCutcheon and Mrs. LaPinska, respectively, and are:

•	20% based on net sales,
•	35% based on EBITDA,
•	20% based on return on operating investment, and
•	25% based on discretionary factors.

If PGT achieves less than 100% of its target for net sales, EBITDA, or return on operating investment, the corresponding percentage of the opportunity based on such respective measurement will be reduced accordingly.  Conversely, if PGT achieves greater than 100% of its target for net sales, EBITDA, or return on operating investment, the corresponding percentage of the opportunity based on such respective measurement will be increased, to a maximum of 175%.  Specific targets, for each of the above, are set so they can only be achieved through performance that exceeds that which is generally expected in the current economic and industrial environment.  As such, Company-wide performance at these targeted levels, which is required for an executive officer to obtain his/her target annual cash bonus, is challenging.

Long-Term Equity-Based Incentives

We believe the best way to align the interests of the named executive officers and our stockholders are for such officers to own a meaningful amount of our common stock.  In order to reach this objective and to retain our executives, we have been granting equity-based awards to named executive officers under the long-term incentive portion of our 2006 Equity Incentive Plan. Accordingly, our policy in 2009 was to allocate an amount equal to a target range of 40% to 75% of a named executive officer’s annual base salary to long-term equity-based incentives. The target percentage of each named executive officer’s annual base salary allocated to long-term equity-based incentives is determined by comparing the total direct compensation, including long-term equity-based incentives, paid and awarded to individuals with similar responsibilities at peer companies, to the named executive officer’s total cash compensation and establishing the target percentage which brings the named executive officer’s total potential direct compensation to a median level.

Long-term incentive compensation, rather than reflecting a single year’s results, is intended to reward performance over the long-term. Our practice has been to structure this long-term incentive compensation in the form of options and restricted stock granted under the Company’s Long-Term Incentive Plan, or LTIP. All outstanding options have an exercise price equal to the fair market value of the common stock on the date of grant. Options granted to officers and employees have been granted on, or shortly after, the date that PGT’s Board of Directors authorized the grant of the option.

In 2009, stock options and restricted stock granted pursuant to the Company’s LTIP were recommended by our Compensation Committee and authorized by our Board of Directors on January 20, 2009, and granted to certain employees the next day.  From time to time, options and restricted stock have been granted to officers on the respective dates of commencement of their employment with the Company, and restricted stock has been granted to non-management directors, other than those affiliated with JLL Partners, Inc., in connection with commencement of service on the Board.

Restricted stock and options create a strong link between executive compensation and stockholder return and contribute to the ability of our executives to develop a meaningful ownership interest in PGT.  In order to allow executive officers to benefit from increases in common stock values and thus provide such officers a continuing incentive to achieve results beneficial to the stockholders, we have generally awarded restricted stock and options on an annual basis on terms providing for vesting over a period of time.  In comparison with stock option awards, restricted stock awards are less dilutive and still closely align the interests of the named executive officers with those of our stockholders.

The Board of Directors of the Company determined that, as a result of economic conditions that have adversely affected the Company and the industry in which the Company competes, the options held by certain designated employees had exercise prices that were significantly above the current market price of the Company’s common stock and that the grants of replacement options would help the Company retain and provide additional incentive to such designated employees and align their interests with those of the Company’s stockholders.

Therefore, on March 18, 2010, the Board of Directors approved the cancellation and termination of the then-current option agreements of certain designated employees of the Company, including Messrs. Hershberger, Jackson, Ferrucci, and McCutcheon, and Mrs. LaPinska, and the grant of replacement options under the Company’s Amended and Restated 2006 Equity Incentive Plan.  This program will be voted on by the Company’s shareholders at the Meeting and is subject to such shareholder approval.

Executive Benefits and Perquisites

Our executive compensation program remains relatively free of fringe benefits and perquisites. Generally, benefits and perquisites available to executive officers are available to all employees on similar terms.

The Company does not provide its executive officers separate dining or other facilities, company cars, club dues, or other similar perquisites. Company-provided air travel for executive officers is for business purposes only. The Company’s use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are the same for all eligible employees, including the named executive officers. In certain situations, we provide our named executive officers with expense reimbursement relating to relocation. Additionally, the Company does, within certain limits, provide our products free of charge to executive officers for installation in their respective primary residences. The Company does not, however, pay for the cost of installing such product.

We provide the above-described executive benefits and perquisites in order to attract and retain executive officers by offering compensation opportunities that are competitive with those offered by similarly situated public companies. However, such executive benefits and perquisites represent a relatively small portion of their total compensation. The value of benefits and perquisites provided are presented in the “All Other Compensation” column (and described in the related footnotes) of the “Summary Compensation Table”.

Other Compensation

Retirement/Post-Employment Benefits.  The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its named executive officers other than its 401(k) plan, which is available to all employees.

Equity Grant Practices.  The Company’s practice has generally been to grant annual equity awards to certain eligible employees, including the named executive officers, following the release of earnings in February of each year to ensure that the most current information regarding the Company’s financial position is properly reflected in the fair market value for all such equity grants. We do not engage in the practice of timing equity grants prior to the release of material non-public information. We determine that the fair market value of equity grants as the closing price of the Company’s common stock on the date immediately preceding the grant date.

Summary Compensation Table

					Equity Awards(2)
Name and Position	Year	Salary(1)		Bonus	Stock Options	Restricted Stock	Non- Equity Incentive Plan Compensation- sation(3)	All Other Compen- sation		Total
Rodney Hershberger	2009	$317,907	(16)	$-	51,086	82,505	$63,000	$1,587	(13)	$516,085
President and Chief	2008	339,269	(4)	-	-	-	59,372	-		398,641
Executive Officer	2007	320,000	(5)	-	-	-	-	5,850	(8)	325,850

Jeffrey T. Jackson	2009	264,923	(16)	-	34,057	55,003	45,000	1,353	(13)	400,336
Executive Vice	2008	289,258		-	203,545	174,447	43,389	-		710,639
President and Chief	2007	265,500	(6)	-	185,896	100,091	-	15,352	(9)	566,839
Financial Officer

Mario Ferrucci III	2009	189,016	(16)	-	15,514	25,057	21,500	4,335	(14)	255,422
Vice President -	2008	208,943		-	58,680	101,885	20,894	42,908	(10)	433,310
General Counsel	2007	201,923		-	88,729	47,785	-	24,405	(10)	362,842

Deborah LaPinska	2009	172,289	(16)	-	14,758	23,834	19,500	930	(13)	231,312
Vice President -	2008	198,750		-	-	-	19,875	-		218,625
Sales and Marketing	2007	192,000		-	-	-	-	7,120	(12)	199,120

David McCutcheon	2009	163,369	(16)	-	14,001	22,613	18,500	935	(15)	219,418
Vice President -	2008	188,557		-	-	-	18,856	39,697	(11)	247,110
Florida Operations	2007	182,153	(7)	-	-	-	-	5,348	(11)	187,501

(1) Fiscal 2008 was composed of 53 weeks, compared to 52 weeks for each of 2009 and 2007.
(2) Amounts shown reflect the aggregate fair value of share and option awards calculated in accordance with FASB ASC Topic 718.  The stock option values were calculated using (a) the number of options awarded as of the grant date and (b) the Black-Scholes method of stock option valuation.  The share values were calculated using (a) the number of shares awarded as of the grant date and (b) the market value of the stock on the date awarded.

(3) Reflects annual cash incentive awards earned under the 2009, 2008 and 2007 Annual Incentive Plans. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis.”

(4) In lieu of taking earned paid time off, Mr. Hershberger elected to forgo his salary during the Company's annual plant shut-down during the final week of fiscal year 2007 resulting in his actual compensation for 2008 being $6,250 less than his stated annual salary of $360,000, which was effective on August 1, 2008.

(5) In lieu of taking earned paid time off, Mr. Hershberger elected to forgo his salary during the Company's annual plant shut-down during the final week of fiscal year 2006 resulting in his actual compensation for 2007 being $5,000 less than his then annual salary of $325,000.

(6) In lieu of taking earned paid time off, Mr. Jackson elected to forgo his salary during the Company's annual plant shut-down during the final week of fiscal year 2006 resulting in his actual compensation for 2007 being $4,200 less than his then annual salary of $273,000, which was effective on April 1, 2007.

(7) In lieu of taking earned paid time off, Mr. McCutcheon elected to forgo his salary during the Company's annual plant shut-down during the final week of fiscal year 2006 resulting in his actual compensation for 2007 being $2,846 less than his then annual salary of $185,000.

(8) For 2007, amount represents employer matching contribution under the PGT Industries, Inc. 401(k) Savings Plan.
(9) For 2007, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $5,850 and the value of free PGT window and door products (installation paid for by employee) of $9,502.

(10) For 2008, amount includes reimbursement of relocation expenses of $36,166 and the value of free PGT window and door products (installation paid for by employee) of $6,742.  For 2007, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $5,600 and reimbursement of relocation expenses of $18,805.

(11) For 2008, amount represents the value of free PGT window and door products (installation paid for by employee).  For 2007, amount represents employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan.

(12) For 2007, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $4,685 and the value of free PGT Window and door products (installation paid by the employee) of $2,345.

(13) For 2009, amount represents employer matching contribution under the PGT Industries, Inc. 401(k) Savings Plan.
(14) For 2009, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $1,115 and the value of free PGT window and door products (installation paid for by employee) of $3,220.

(15) For 2009, amount includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $696 and the value of free PGT window and door products (installation paid for by employee) of $239.

(16) Due to economic conditions, PGT had a company wide salary reduction at various rates during 2009.

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our named executive officers under the 2009 AIP, as well as information concerning equity-based awards granted to our named executive officers during fiscal 2009.  Awards earned by our named executive officers under the 2009 AIP paid in 2010 are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”.

Grants of Plan-Based Awards for Fiscal Year 2009

		Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base	Grant Date Fair Value of Stock
Name and Position	Grant Date	Threshold	Target	Maximum	of Stock or Units	Underlying Options	Price of Option Awards	and Option Awards(2)
Rodney Hershberger		$126,000	$252,000	$441,000	-	-	$-	$-
	01/21/09	-	-	-	-	91,881	0.92	51,086
	01/21/09	-	-	-	89,679	-	-	82,505

Jeffrey T. Jackson		90,000	180,000	315,000	-	-	-	-
	01/21/09	-	-	-	-	61,254	0.92	34,057
	01/21/09	-	-	-	59,786	-	-	55,003

Mario Ferrucci III		43,000	86,000	150,500	-	-	-	-
	01/21/09	-	-	-	-	27,904	0.92	15,515
	01/21/09	-	-	-	27,236	-	-	25,057

Deborah L. LaPinska		39,000	78,000	136,500	-	-	-	-
	01/21/09	-	-	-	-	26,543	0.92	14,758
	01/21/09	-	-	-	25,907	-	-	23,834

David McCutcheon		37,000	74,000	129,500	-	-	-	-
	01/21/09	-	-	-	-	25,182	0.92	14,001
	01/21/09	-	-	-	24,579	-	-	22,613

(1) These columns show the range of payouts targeted for 2009 performance under the PGT, Inc. 2009 Annual Incentive Plan. The 2009 Annual Incentive Plan is described in the section titled “Annual Cash Incentive Plan” in the Compensation Discussion and Analysis. Payments of cash bonuses to be made to participants in 2010 related to the 2009 AIP are included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation".

(2) Amounts shown reflect the aggregate fair value of share and option awards calculated in accordance with FASB ASC Topic 718.  The stock option values were calculated using (a) the number of shares awarded as of the grant date and (b) the Black-Scholes method of stock option valuation.  The share values were calculated using (a) the number of shares awarded as of the grant date and (b) the market value on the date awarded.

Employment Agreements

Effective on February 20, 2009, the named executive officers, individually, entered into employment agreements with the Company that superseded and replaced any prior employment agreements entered into by each named executive and the Company.

Pursuant to the new employment agreements, in the event that (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his or her employment for “good reason” (as defined in the employment agreement), the executive is entitled to (1) continuation of his/her base salary for twelve months after the date of termination (except in the case of Messrs. Hershberger and Jackson, for whom the period is 24 months and 18 months, respectively), (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination (except in the case of Messrs. Hershberger and Jackson for whom the period is 18 months); and (3) payment in a lump sum of an amount of cash equal to 100% of the executive’s target incentive amount (except for Messrs. Hershberger and Jackson form whom such percentage is 200% and 150%, respectively) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred.

Should the executive terminate his/her employment other than for “good reason”, the Company will continue to pay such executive’s salary for the shorter of thirty days or the notice period provided by the executive with respect to his/her termination.  Further, under each employment agreement, in the event that the executive’s employment is terminated by his or her death or disability (as defined in the employment agreement), the Company will pay to the executive (or, in the case of death, to his or her designated beneficiary) his or her base salary for a period of twelve months.

Each employment agreement also provides that during the executive’s employment with the Company and at all times thereafter, he or she may not disclose any confidential information of the Company and that all inventions of the executive shall belong exclusively to the Company.  In addition, each employment agreement provides that during the executive’s employment with the Company and for two years thereafter, unless the employment agreement is terminated by the Company without “cause” or by such executive for “good reason”, in which case the period will be the duration of the executive’s employment with the Company and for one year thereafter, the executive may not directly or indirectly compete with the Company or solicit employees of the Company.

The following table summarizes the value of the termination payments and benefits that each of our named executive officers would receive under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Summary of Termination Payments and Benefits

	Mr. Hershberger	Mr. Jackson	Mr. Ferrucci	Mrs. LaPinska	Mr. McCutcheon
Reason for Termination:
By Corporation Without
Cause or by the Executive
for "Good Reason"
Cash Severance(1)	$1,224,000	$720,000	$301,000	$273,000	$259,000
Total Estimated Value of
Payments	$1,224,000	$720,000	$301,000	$273,000	$259,000

Death or Disability(2)
Cash Severance(3)	$360,000	$300,000	$215,000	$195,000	$185,000
Total Estimated Value of
Payments	$360,000	$300,000	$215,000	$195,000	$185,000

(1) Includes the dollar value of continuation of Mr. Hershberger’s current base salary for a period of twenty four months and 200% of his target incentive amount.  Includes the dollar value of continuation of Mr. Jackson’s current base salary for a period of eighteen months and 150% of his target incentive amount.  Includes the dollar value of continuation of Mr. Ferrucci’s current base salary for a period of twelve months and 100% of his target incentive amount.  Includes the dollar value of continuation of Mr. McCutcheon’s current base salary for a period of twelve months and 100% of his target incentive amount.  Includes the dollar value of continuation of Ms. LaPinska’s current base salary for a period of twelve months and 100% of her target incentive amount.

(2) Does not include the dollar value of potential short-term and/or long-term disability payments.
(3) Includes the dollar value of continuation of the executive’s then-current base salary for a period of twelve months.

2009 Annual Incentive Plan

PGT’s 2009 Annual Incentive Plan is discussed in “Compensation Discussion and Analysis—Annual Cash Incentive Plan.”

Long-Term Incentive Plan

PGT’s LTIP is discussed in “Compensation Discussion and Analysis—Long-Term Equity-Based Incentives.”

Outstanding Equity Awards Fiscal Year-End 2009

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Uexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name
Rodney Hershberger	85,051	-		$1.51	1/29/2014	-		$-
	86,070	-		8.64	1/29/2014	-		-
	52,965	13,242	(1)	8.64	7/5/2015	-		-
	-	91,881	(3)	0.92	1/21/2016	-		-
	-	-		-	-	89,679	(4)	188,326	(6)

Jeffrey T. Jackson	50,893	101,782	(2)	3.09	3/6/2015	-		-
	-	61,254	(3)	0.92	1/21/2016	-		-
	-	-		-	-	3,919	(5)	8,230	(6)
	-	-		-	-	24,570	(7)	51,597	(6)
	-	-		-	-	59,786	(4)	125,551	(6)

Mario Ferrucci III	17,996	35,988	(2)	3.09	3/6/2015	-		-
	-	27,904	(3)	0.92	1/21/2016	-		-
	-	-		-	-	1,871	(5)	3,929	(6)
	-	-		-	-	14,350	(7)	30,135	(6)
	-	-		-	-	27,236	(4)	57,196	(6)

Deborah LaPinska	52,615	-		1.51	1/29/2014	-		-
	72,828	-		8.64	1/29/2014	-		-
	21,186	5,297	(1)	8.64	7/5/2015	-		-
	-	26,543	(3)	0.92	1/21/2016	-		-
	-	-		-	-	25,907	(4)	54,405	(6)

David McCutcheon	72,828	-		8.64	1/29/2014	-		-
	21,186	5,297	(1)	8.64	7/5/2015	-		-
	-	25,182	(3)	0.92	1/21/2016	-		-
	-	-		-	-	24,579	(4)	51,616	(6)

(1) Vests on July 5, 2010.
(2) Represents replacement options approved by the Company's stockholders at its annual meeting held on July 23, 2008, effective on March 6, 2008. One-third vests on each of March 6, 2010 and 2011.
(3) One-third vests on each of January 21, 2010, 2011, and 2012.
(4) Vests in full on January 21, 2012.
(5) Vests in full on February 27, 2010.
(6) Based on the closing price of $2.10 of our common stock on December 31, 2009.
(7) Vests in full on May 6, 2010.
(8) Vests in full on January 21, 2012.

Option Exercises and Stock Vested Table

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Rodney Hershberger	-	$-	-	$-
Jeffrey T. Jackson	-	-	41,730	84,400
Deborah L. LaPinska	-	-	-	-
David McCutcheon	-	-	-	-
Mario Ferrucci III	-	-	26,152	52,107

(1) No named executive officer exercised any options in 2009.
(2) The value realized on the vesting of stock awards is based on the market price of our common stock on the date of vesting.

Change in Control Arrangements

No agreements exist between the Company and its named executive officers that could trigger any payments in connection with a change in control.

DIRECTOR COMPENSATION

As previously discussed under “Information Regarding the Board and its Committees-Information on the Compensation of Directors,” in connection with the Company’s initial public offering of its common stock, on June 2, 2006, our Board of Directors approved, for all non-management directors other than those affiliated with JLL Partners, Inc. (currently Messrs. Feintuch, McHugh, Morgan, Sherman, and White) the following compensation: (i) an annual cash retainer of $40,000; (ii) a grant of restricted shares of common stock with a value at the time of issuance of approximately $120,000, representing approximately $40,000 of compensation per year for each year of service as a director; (iii) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended; (iv) an annual cash retainer of $5,000 for each committee on which they serve; and (v) reimbursement of reasonable travel expenses. We have not paid, and currently do not intend to pay, compensation to individuals serving on our Board who are employees or affiliates of the Company for their service as directors. Mr. Hershberger and directors who are affiliated with JLL Partners, Inc. (currently Messrs. Levy, Castaldi, Frank, Milgrim and Agroskin) receive no compensation for serving as a director of PGT or for serving on any committees of our Board of Directors. They are, however, reimbursed for their reasonable travel expenses.

Additionally, and as previously discussed under “Information Regarding the Board and its Committees – Information on the Compensation of Directors,” in recognition of financial sacrifices being made by employees, including all of our named executive officers, all non-management directors other than those affiliated with JLL Partners, Inc. (currently Messrs. Feintuch, McHugh, Morgan, Sherman, and White) voted to reduce their annual cash retainer by 16%, effective as of the beginning of the Company’s second quarter, and on October 27, 2009, our Board of Directors ratified such vote.  Additionally, the Compensation Committee recommended, and the Board of Directors approved, the following changes regarding compensation of directors for the Company’s 2010 fiscal year: all non-management directors, other than those affiliated with JLL Partners, Inc., will receive the following compensation: (a) in lieu of an annual cash retainer of $40,000, an annual grant under the Company’s 2006 Equity Plan of stock options with a fair market value at the time of issuance of approximately $40,000, such value to be determined using the Black-Scholes method of stock option valuation; (b) in lieu of a grant of restricted shares of common stock with a value at the time of issuance of approximately $120,000, representing approximately $40,000 of compensation per year for each year of service as a director, a grant under the Company’s 2006 Equity Incentive Plan of stock options with a fair market value at the time of issuance of approximately $120,000, representing approximately $40,000 of compensation per year for each year of service as a director; (c) a fee of $1,000 per day for each meeting of the Board of Directors (or committee thereof) attended; (d) an annual cash retainer of $5,000 for each committee on which they serve; and (e) reimbursement of reasonable travel expenses. We have not paid, and currently do not intend to pay, compensation to individuals serving on our Board who are employees or affiliates of the Company or JLL Partners, Inc. for their service as directors.

Director Compensation for Fiscal Year 2009

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Paul S. Levy	$-	$-	$-
Daniel Agroskin	-	-	-
Alexander R. Castaldi	-	-	-
Richard D. Feintuch	47,380	-	47,380
Ramsey A. Frank	-	-	-
Rodney Hershberger	-	-	-
M. Joseph McHugh	47,380	-	47,380
Brent N. Milgrim	-	-	-
William J. Morgan	46,330	-	46,330
Floyd F. Sherman	40,480	-	40,480
Randy L. White	40,480	-	40,480

(1) Differences in fees earned reflect the number of committees of the Board of Directors and meetings thereof attended by each director and duration of service as a director (Mr. Feintuch is a member of both the audit and compensation committees.  Mr. McHugh is chairman of the audit committee.  Mr. Morgan is a member of the audit committee).

(2) Amounts shown reflect the aggregate fair value of share and option awards calculated in accordance with FASB ASC Topic 718.  The stock option values were calculated using (a) the number of options awarded as of the grant date and (b) the Black-Scholes method of stock option valuation.  The stock values were calculated using (a) the number of shares awarded as of the grant date and and (b) the market value of the stock on the date awarded.

The following table shows: (i) the aggregate grant date fair value of restricted shares received by members of our Board of Directors as determined in accordance with FASB ASC Topic 718 and (ii) the total number of restricted shares held as of January 2, 2010.

Restricted Shares Granted to Directors

Name	Grant Date Fair Value of Restricted Shares		Total Number of Restricted Shares Held as of January 2, 2010
Paul S. Levy	$-		-
Daniel Agroskin	-		-
Alexander R. Castaldi	-		-
Richard D. Feintuch	-		-
Ramsey A. Frank	-		-
M. Joseph McHugh	-		-
Brent N. Milgrim	-		-
William J. Morgan	120,003	(1)	11,823	(2)
Floyd F. Sherman	-		-
Randy L. White	-		-

(1) Grant date was August 7, 2007, based on the fair market value of our common stock of $10.15 per share.
(2) The restrictions on two-thirds of these shares have lapsed.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of January 2, 2010, relating to equity compensation plans of PGT pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding Options(3)		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	545,221	(4)	$1.97	1,989,774
Equity compensation plans not approved by security holders(2)	924,010	(5)	$8.64	1,064,389

(1) Includes securities to be issued upon exercise under the 2006 Equity Incentive Plan of PGT approved by the stockholders in June 2006. A description of the 2006 Equity Incentive Plan is included in Note 17 to the Company’s audited financial statements for the fiscal year ended January 2, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2010.

(2) Includes securities to be issued upon exercise under the 2004 Stock Incentive Plan of PGT. No grants have been made under this plan since the Company’s initial public offering. A description of the 2004 Stock Incentive Plan is included in Note 17 to the Company’s audited financial statements for the fiscal year ended January 2, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2010.

(3) Excludes outstanding options to purchase 866,338 shares of common stock issued pursuant to a roll over agreement executed in conjunction with the acquisition of PGT Holding Company on January 29, 2004.

(4) Represents outstanding options to purchase common stock, issued under the 2006 Equity Incentive Plan.
(5) Represents outstanding options to purchase common stock, issued under the 2004 Stock Incentive Plan.

IMPACT OF TAX TREATMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code limits the tax deduction for public companies to $1 million for compensation paid to a company’s chief executive officer or any of the four other most highly compensated executive officers.  Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met.  We believe that stock options granted under our long-term incentive plans would qualify as performance-based compensation.  While such stock options vest over a specified period of time contingent upon the option holder’s continued employment with the Company, such stock options only have value if the Company’s performance results in a stock price higher than the price on the date of grant.  In addition, we believe that annual cash bonus awards would qualify as performance-based compensation.  In contrast, restricted stock awards, do not qualify as performance-based compensation because they have immediate value (at a minimum, once the restrictions are released) irrespective of the Company’s performance.

While we seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent rather than tax-based considerations.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and these discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in PGT, Inc.’s Annual Report on Form 10-K for the fiscal year 2010.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chairman)
Richard D. Feintuch
Floyd F. Sherman

* The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Compensation Committee Report by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of non-employee directors only.  No interlocking relationship existed during 2009 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the executive officers, members of the board of directors or members of the compensation committee of the board of directors of any other company.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a Director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 4, 2009 (the first day of the Company’s 2009 fiscal year), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements, which are described above.

In the ordinary course of business, we sell windows to Builders FirstSource, Inc., a company controlled by affiliates of JLL Partners, Inc. One of our directors, Floyd F. Sherman, is the president, chief executive officer, and a director of Builders FirstSource, Inc. In addition, Paul S. Levy, Ramsey A. Frank, Brett N. Milgrim, and Alexander R. Castaldi are directors of Builders FirstSource, Inc. Total net sales to Builders FirstSource, Inc. were approximately $3,000,000 for the year ended January 2, 2010. During the first two months of our 2010 fiscal year, we sold approximately $400,000 in windows and related products to Builders FirstSource, Inc. We will most likely continue making such sales in the foreseeable future.

AUDIT COMMITTEE REPORT*

The Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of PGT. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of PGT, the audits of PGT’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. Ernst & Young LLP, PGT’s independent registered public accounting firm for 2009, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles and on our internal controls over financial reporting.

With respect to the fiscal year ended January 2, 2010, the Audit Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors’ qualifications and independence (including auditor rotation), and evaluated the external auditors’ performance.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended January 2, 2010. The Audit Committee also discussed with Ernst & Young LLP all matters required to be discussed by the statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with Ernst & Young LLP regarding its independence from the Company and its management.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended January 2, 2010 in our Annual Report on Form 10-K for 2009 for filing with the SEC. The Audit Committee and the Board of Directors have selected Ernst & Young LLP as the company’s independent accountant for fiscal 2010.

Submitted by the Audit Committee

M. Joseph McHugh (Chairman)
Richard D. Feintuch
William J. Morgan

* The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Audit Committee Report by reference therein.

Principal Accountant Fees and Services

The Audit Committee of our Board of Directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval should be made after receiving input from the Company’s management, if desired).

With respect to the audits for the year ended January 2, 2010 and January 3, 2009, the Audit Committee approved the audit services performed by Ernst & Young LLP as well as certain categories and types of audit-related, tax, and permitted non-audit services.

Fees Paid to Ernst & Young LLP

Aggregate fees for professional services rendered by Ernst & Young LLP for the years ended January 2, 2010 and January 3, 2009, were (in thousands):

	2009	2008
Type of Fee
Audit Fees (1)	$650	$852
Audit-Related Fees (2)	15	36
Tax Fees (3)	7	87
All Other Fees (4)	2	2

Total Fees	$674	$977

(1) Audit fees for 2009 and 2008 consisted of the audit of the consolidated financial statements included in the Annual Report on Form 10-K, reviews of Quarterly Reports on Form 10-Q and the audit of internal control over financial reporting.

(2) Audit-related fees include support on the required audits of the Company’s employee benefit plans and transaction advisory fees.
(3) Tax fees were for services related to tax compliance, including the preparation of tax returns in 2008; and tax planning and tax advice, including assistance with tax audits.
(4) All other fees represent a subscription to Ernst & Young Online, their accounting and auditing research tool for clients.

OTHER BUSINESS

We know of no other matters to be submitted at the Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

GENERAL INFORMATION

A copy of our annual report to stockholders for the fiscal year ended January 2, 2010 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. Our annual report to stockholders is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge on our Company website at www.pgtproxy.com. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary.

We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

If you have any questions, or need assistance in voting your shares, please call American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

By Order of the Board of Directors,

Mario Ferrucci III
Vice President and General Counsel March 19, 2010